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                                                                       EXHIBIT 5

                       SHAW, PITTMAN, POTTS & TROWBRIDGE
                              2300 N Street, N.W.
                             Washington, D.C. 20037

                                 June 10, 1997

Crescent Operating, Inc.
777 Main Street, Suite 2100
Fort Worth, Texas 76102

     Re:  1997 Crescent Operating, Inc. Stock Incentive Plan
        Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Crescent Operating, Inc., a Delaware corporation (the "Company"), in connection with the registration of 1,000,000 shares (the "Shares") of the Common Stock, $0.01 par value, of the Company pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), relating to the 1997 Crescent Operating, Inc. Stock Incentive Plan (the "Plan").

     Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that the Shares have been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Plan referred to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE
                                          --------------------------------------
                                            Shaw, Pittman, Potts, & Trowbridge